As filed with the Securities and Exchange Commission on September 29, 2014

File Nos. 811-05028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 350	☒

PIMCO Funds

(Exact name of Registrant as Specified in Charter)

650 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code:

(866) 746-2606

Robert W. Helm, Esq. Brendan C. Fox, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006	Brent R. Harris Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 350 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make changes to the Trust’s Amendment No. 344 under the Investment Company Act of 1940, as amended, as filed on July 25, 2014, as pertaining to the PIMCO Asset-Backed Securities Portfolio, PIMCO International Portfolio, PIMCO Investment Grade Corporate Portfolio, PIMCO Long Duration Corporate Bond Portfolio, PIMCO Real Return Portfolio and PIMCO Short-Term Portfolio. This filing amends, and is not intended to otherwise supersede or affect, the Offering Memoranda and Offering Memorandum Supplements of the Trust’s Private Account Portfolio Series, as filed on July 25, 2014, as they relate to other series of the Trust’s Private Account Portfolio Series, which are incorporated herein by reference.

The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940 (the “1940 Act”) and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

PIMCO Funds

Private Account Portfolio Series

Amendment dated September 29, 2014 to the Private Account Portfolio Series Offering Memorandum, dated July 31, 2014, as amended (the “Offering Memorandum”)

Disclosure Regarding the PIMCO Asset-Backed Securities Portfolio, the PIMCO International Portfolio, the PIMCO Investment Grade Corporate Portfolio, the PIMCO Long Duration Corporate Bond Portfolio, the PIMCO Real Return Portfolio, and the PIMCO Short-Term Portfolio (the “Portfolios”)

Effective September 26, 2014, the PIMCO International Portfolio is jointly managed by Andrew Balls, Sachin Gupta and Lorenzo Pagani. Accordingly, effective immediately, the paragraph in the “Investment Adviser/Portfolio Manager” section in the Portfolio’s Portfolio Summary in the Offering Memorandum is deleted and replaced with the following:

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is jointly managed by Andrew Balls, Sachin Gupta and Lorenzo Pagani. Mr. Balls is CIO Global and a Managing Director of PIMCO. Mr. Gupta is an Executive Vice President of PIMCO. Dr. Pagani is a Managing Director of PIMCO. Messrs. Balls and Gupta and Dr. Pagani have jointly managed the Portfolio since September 2014.

Effective immediately, the paragraph in the “Investment Adviser/Portfolio Manager” section in the PIMCO Asset-Backed Securities Portfolio’s Portfolio Summary in the Offering Memorandum is deleted and replaced with the following:

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is Group Chief Investment Officer and Managing Director of PIMCO and he has managed the Portfolio since its inception in October 2000.

Effective immediately, the paragraph in the “Investment Adviser/Portfolio Manager” section in the PIMCO Investment Grade Corporate Portfolio’s Portfolio Summary in the Offering Memorandum is deleted and replaced with the following:

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by Mark Kiesel. Mr. Kiesel is CIO Global Credit and Managing Director of PIMCO and he has managed the Portfolio since its inception in October 2006.

Effective immediately, the paragraph in the “Investment Adviser/Portfolio Manager” section in the PIMCO Long Duration Corporate Bond Portfolio’s Portfolio Summary in the Offering Memorandum is deleted and replaced with the following:

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by Mark Kiesel. Mr. Kiesel is CIO Global Credit and Managing Director of PIMCO and he has managed the Portfolio since its inception in December 2008.

Effective immediately, the paragraph in the “Investment Adviser/Portfolio Manager” section in the PIMCO Real Return Portfolio’s Portfolio Summary in the Offering Memorandum is deleted and replaced with the following:

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by Mihir Worah. Mr. Worah is CIO Real Return and Asset Allocation and Managing Director of PIMCO, and he has managed the Portfolio since December 2007.

Effective immediately, the paragraph in the “Investment Adviser/Portfolio Manager” section in the PIMCO Short-Term Portfolio’s Portfolio Summary in the Offering Memorandum is deleted and replaced with the following:

PIMCO serves as the investment adviser for the Portfolio. The Portfolio’s portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is Group Chief Investment Officer and Managing Director of PIMCO and he has managed the Portfolio since its inception in November 2006.

In addition, effective immediately, disclosure concerning the portfolio managers of the Portfolios in the table in the “Management of the Portfolios—Individual Portfolio Managers” section of the Prospectuses is deleted and replaced with the following:

Portfolio	Manager(s)	Since	Recent Professional Experience
PIMCO Asset-Backed Securities PIMCO Short-Term	Daniel Ivascyn	10/00* 11/06

Group Chief Investment Officer and Managing Director, PIMCO. Mr. Ivascyn joined PIMCO in 1998, previously having been associated with Bear Stearns in the asset-backed securities group, as well as T. Rowe Price and Fidelity Investments.

PIMCO International	Andrew Balls	9/14

CIO Global and Managing Director, PIMCO. He joined PIMCO in 2006 and is a member of the Investment Committee and head of European portfolio management. Prior to joining PIMCO, he spent eight years at the Financial Times, most recently as editor of the U.S. Lex column and as chief economics correspondent in Washington, D.C.

PIMCO International	Sachin Gupta	9/14

Executive Vice President, PIMCO. Mr. Gupta joined PIMCO in 2003. He has previously managed European LDI portfolios and served on the global portfolio management team in PIMCO’s Singapore office. Mr. Gupta has focused on investments in government bonds, sovereign credit derivatives and interest rate derivatives across developed markets. Prior to joining PIMCO, Mr. Gupta was in the fixed income and currency derivatives group at ABN AMRO Bank. He has 17 years of investment experience and holds an MBA from XLRI, India.

PIMCO International	Lorenzo Pagani	9/14

Managing Director, PIMCO. Dr. Pagani joined PIMCO in 2004 and is a portfolio manager in PIMCO’s Munich office and head of the European government bond and European rates desk. Prior to joining PIMCO, he was with the nuclear engineering department at the Massachusetts Institute of Technology and with Procter & Gamble in Italy.

PIMCO Investment Grade Corporate PIMCO Long Duration Corporate Bond	Mark Kiesel	10/06 12/08

CIO Global Credit and Managing Director, PIMCO. He is a member of the PIMCO Investment Committee, a generalist portfolio manager and the global head of corporate bond portfolio management. He has served as a portfolio manager, head of equity derivatives and as a senior Credit Analyst since joining PIMCO in 1996.

Portfolio	Manager(s)	Since	Recent Professional Experience
PIMCO Real Return	Mihir Worah	12/07

CIO Real Return and Asset Allocation and Managing Director, PIMCO. Mr. Worah is a portfolio manager and head of the real return and multi-asset portfolio management teams. Prior to joining PIMCO in 2001, he was a postdoctoral research associate at the University of California, Berkeley, and the Stanford Linear Accelerator Center, where he built models to explain the difference between matter and anti-matter. In 2012 he co-authored “Intelligent Commodity Indexing,” published by McGraw-Hill. He has 12 years of investment experience and holds a Ph.D. in theoretical physics from the University of Chicago.

*	Since Inception

Investors Should Retain This Amendment for Future Reference

PIMCO Funds

Private Account Portfolio Series

Amendment dated September 29, 2014 to the Private Account Portfolio Series Offering Memorandum Supplement, dated July 31, 2014, as amended (the “Offering Memorandum Supplement”)

Effective September 26, 2014, the PIMCO International Portfolio is jointly managed by Andrew Balls, Sachin Gupta and Lorenzo Pagani.

Therefore, effective immediately, corresponding changes are made in the table and accompanying footnotes in the subsection titled “Portfolio Managers—Other Accounts Managed” in the Offering Memorandum Supplement. In addition, effective immediately, the following information is added to the table and accompanying footnotes in the subsection titled “Portfolio Managers—Other Accounts Managed” in the Offering Memorandum Supplement:

	Total Number of Accounts	Total Assets of All Accounts (in $ millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $ millions)
Balls[1]
Registered Investment Companies	2	2,670.96	0	0.00
Other Pooled Investment Vehicles	18	7,026.42	0	0.00
Other Accounts	22	13,685.95	1	156.33
Gupta[6]
Registered Investment Companies	0	0.00	0	0.00
Other Pooled Investment Vehicles	1	477.42	0	0.00
Other Accounts	0	0.00	0	0.00
Pagani[12]
Registered Investment Companies	0	0.00	0	0.00
Other Pooled Investment Vehicles	13	3,274.77	4	964.32
Other Accounts	25	5,475.89	8	2,108.89

[1]	Effective September 26, 2014, Mr. Balls co-manages the PIMCO International Portfolio, which had $1,741 million in total assets under management (as of March 31, 2014).
[6]	Effective September 26, 2014, Mr. Gupta co-manages the PIMCO International Portfolio, which had $1,741 million in total assets under management (as of March 31, 2014).
[12]	Effective September 26, 2014, Dr. Pagani co-manages the PIMCO International Portfolio, which had $1,741 million in total assets under management (as of March 31, 2014).

In addition, effective immediately, the following sentences are added to the end of the paragraph immediately preceding the above table:

Effective September 26, 2014, the PIMCO International Portfolio is jointly managed by Andrew Balls, Sachin Gupta and Lupin Rahman.

Additionally, effective immediately, corresponding changes are made in the table in the subsection titled “Portfolio Managers—Securities Ownership” in the Offering Memorandum Supplement. In addition, effective immediately, the following information is added to the table in the subsection titled “Portfolio Managers— Securities Ownership” in the Offering Memorandum Supplement:

Portfolio Manager	Funds Managed by Portfolio Manager	Dollar Range of Shares Owned
Balls	PIMCO International	None

Gupta	PIMCO International	None

Pagani	PIMCO International	None

Additionally, effective immediately, references to William H. Gross in the table in the “Management of the Trust—Executive Officers” section of the Offering Memorandum Supplement are deleted.

Investors Should Retain This Supplement For Future Reference

PIMCO Funds

Private Account Portfolio Series

Amendment dated September 29, 2014 to the Private Account Portfolio Series Offering Memorandum Supplement for PIMCO Short-Term Floating NAV Portfolio and PIMCO Short-Term Floating NAV Portfolio III, dated July 31, 2014, as amended (the “Offering Memorandum Supplement”)

Disclosure Related to Trust Officers

Effective immediately, references to William H. Gross in the table in the “Management of the Trust—Executive Officers” section of the Offering Memorandum Supplement are deleted.

Investors Should Retain This Amendment for Future Reference

PART C.	OTHER INFORMATION

Item 28.  Exhibits

(a)	(1)	Amended and Restated Declaration of Trust dated December 15, 2010(13)
	(2)	Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 9, 2010(13)
	(3)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Total Return Fund IV dated February 7, 2011(16)
	(4)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Funds: Private Account Portfolio Series – Senior Floating Rate Portfolio, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO RealRetirement® 2015 Fund, PIMCO RealRetirement® 2025 Fund, PIMCO RealRetirement® 2035 Fund and PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund dated February 28, 2011(14)
	(5)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Senior Floating Rate Fund dated December 29, 2010(16)
	(6)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Credit Absolute Return Fund and PIMCO Inflation Response Multi-Asset Fund dated May 23, 2011(18)
	(7)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and the PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16, 2011(19)
	(8)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO RealRetirement® 2045 Fund dated November 8, 2011(20)
	(9)	Establishment and Designation of Additional Series of Shares of Beneficial Interest relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio Series – Short Term Floating NAV Portfolio III dated February 28, 2012(21)
	(10)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated August 14, 2012(27)
	(11)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)
	(12)	Amended Designation for PIMCO StocksPLUS® AR Short Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO Small Cap StocksPLUS® AR Strategy Fund, PIMCO International StocksPLUS® AR Strategy Fund (Unhedged), PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged), PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated February 26, 2013(29)
	(13)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(14)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)

	(15)	Amended Designation for PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated December 18, 2013(34)
(b)		Amended and Restated By-Laws of Registrant dated December 15, 2010(13)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets and Infrastructure Bond Fund and the PIMCO MuniGO Fund dated May 19, 2009(5)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Real Income 2019 Fund, PIMCO Real Income 2029 Fund, and PIMCO Tax Managed Real Return Fund dated August 11, 2009(7)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(8)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS® Strategy Fund and PIMCO CommoditiesPLUS® Short Strategy Fund dated February 23, 2010(9)
	(6)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund and PIMCO Funds: Private Account Portfolio Series FX Strategies Portfolio dated August 17, 2010(11)
	(7)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(12)
	(8)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Funds: Private Account Portfolio Series – Senior Floating Rate Portfolio, PIMCO Senior Floating Rate Fund, PIMCO Total Return Fund IV, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO RealRetirement® 2015 Fund, PIMCO RealRetirement® 2025 Fund, PIMCO RealRetirement® 2035 Fund and PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund dated February 28, 2011(15)
(9)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Credit Absolute Return Fund and PIMCO Inflation Response Multi-Asset Fund dated May 23,
2011(18)
	(10)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16, 2011(19)
	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio Series – Short Term Floating NAV Portfolio III dated February 28, 2012(21)
	(12)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO RealRetirement® 2045 Fund dated November 8, 2011(20)
	(13)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated August 15, 2012(27)
	(14)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)

	(15)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO International StocksPLUS® AR Strategy Fund (Unhedged), PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged), PIMCO Small Cap StocksPLUS® AR Strategy Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® AR Short Strategy Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated March 22, 2013(30)
	(16)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(17)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO RealRetirement® Income and Distribution Fund, PIMCO RealRetirement® 2015 Fund, PIMCO RealRetirement® 2020 Fund, PIMCO RealRetirement® 2025 Fund, PIMCO RealRetirement® 2030 Fund, PIMCO RealRetirement® 2035 Fund, PIMCO RealRetirement® 2040 Fund, PIMCO RealRetirement® 2045 Fund, PIMCO RealRetirement® 2050 Fund and PIMCO Senior Floating Rate Fund dated October 1, 2013(35)
	(18)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)
	(19)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010(17)
	(20)	Supplement to Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund and Sub-Advisory Agreement relating to PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund and PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund dated December 1, 2012(28)
	(21)	Sub-Advisory Agreement relating to the PIMCO Fundamental IndexPLUS® Fund and PIMCO Fundamental IndexPLUS® AR Fund dated October 13, 2006(23)
	(22)	Supplement to Sub-Advisory Agreement relating to the PIMCO Fundamental Advantage Tax Efficient Strategy Fund and PIMCO Fundamental Advantage Absolute Return Strategy Fund dated February 26, 2008(4)
	(23)	Amended and Restated Sub-Advisory Agreement relating to the PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO Intl Low Volatility RAFI®-PLUS AR Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO Low Volatility RAFI®-PLUS AR Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated December 20, 2013(34)
(e)	(1)	Amended and Restated Distribution Contract dated April 1, 2012(22)
	(2)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated August 15, 2012(27)
	(3)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)

	(4)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO International StocksPLUS® AR Strategy Fund (Unhedged), PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged), PIMCO Small Cap StocksPLUS® AR Strategy Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® AR Short Strategy Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated March 22, 2013(30)
	(5)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(6)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)
	(7)	Form of Sales Agreement(35)
	(8)	Form of Sales Agreement(28)
(f)		Not Applicable
(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(6)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(6)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(9)
(h)	(1)	Second Amended and Restated Supervision and Administration Agreement dated April 1, 2012(23)
	(2)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated August 15, 2012(27)
	(3)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)
	(4)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO International StocksPLUS® AR Strategy Fund (Unhedged), PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged), PIMCO Small Cap StocksPLUS® AR Strategy Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® AR Short Strategy Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated March 22, 2013(30)
	(5)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(6)	Amendment to the Second Amended and Restated Supervision and Administration Agreement dated October 1, 2013(35)
	(7)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)
	(8)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Multi-Asset Fund dated July 25, 2011(17)
	(9)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(17)

	(10)	Sixth Amended and Restated Fee Waiver Agreement relating to PIMCO RealRetirement 2010® Fund, PIMCO RealRetirement 2015® Fund, PIMCO RealRetirement 2020® Fund, PIMCO RealRetirement 2025® Fund, PIMCO RealRetirement 2030® Fund, PIMCO RealRetirement 2035® Fund, PIMCO RealRetirement 2040® Fund, PIMCO RealRetirement 2045® Fund and PIMCO RealRetirement 2050® Fund dated November 8, 2011(20)
	(11)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Short Asset Investment Fund dated May 25, 2012(29)
	(12)	Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund, PIMCO Money Market Fund and PIMCO Treasury Money Market Fund dated July 31, 2013(35)
	(13)	Amended and Restated Expense Limitation Agreement dated February 23, 2009(17)
	(14)	Amendment to Amended and Restated Expense Limitation Agreement dated February 23, 2010(17)
	(15)	Revised Schedules A and B to Amended and Restated Expense Limitation Agreement dated November 5, 2013(34)
	(16)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated September 26, 2012(29)
	(17)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated September 26, 2012(29)
	(18)	Fee Waiver Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)
	(19)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(20)	Fee Waiver Agreement relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)
	(21)	Amended and Restated Fee Waiver Agreement relating to the PIMCO CommodityRealReturn Strategy Fund (PIMCO Cayman Commodity Fund I Ltd.) dated February 23, 2009(29)
	(22)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Multi-Asset Fund (PIMCO Cayman Commodity Fund II, Ltd.) dated February 23, 2009(29)
	(23)	Fee Waiver Agreement relating to the PIMCO CommoditiesPLUS Strategy Fund and PIMCO CommoditiesPLUS Short Strategy Fund (PIMCO Cayman Commodity Fund III, Ltd. and PIMCO Cayman Commodity Fund IV, Ltd.) dated May 7, 2010(29)
	(24)	Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund (PIMCO Cayman Commodity Fund VII, Ltd.) dated May 23, 2011(29)
	(25)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund (PIMCO Cayman Commodity Fund VIII, Ltd.) dated September 20, 2013(33)
	(26)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
	(27)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)
	(28)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(9)
	(29)	PIMCO Cayman Commodity Fund IV Ltd. Appointment of Agent for Service of Process(9)
	(30)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(18)
	(31)	PIMCO Cayman Commodity Fund VIII, Ltd. Appointment of Agent for Service of Process(33)
	(32)	PIMCO Cayman Japan Fund I Ltd. Appointment of Agent for Service of Process(25)
	(33)	Transfer Agency and Service Agreement dated October 3, 2008(9)
	(34)	Amendment to the Transfer Agency and Service Agreement dated June 1, 2010(15)
	(35)	Amendment to the Transfer Agency and Service Agreement dated May 1, 2011(17)
(i)		Opinion and Consent of Counsel(36)
(j)		Consent of Independent Registered Public Accounting Firm(36)
(k)		Not Applicable

(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(6)
	(2)	Distribution and Servicing Plan for Class B Shares(6)
	(3)	Distribution and Servicing Plan for Class C Shares(6)
	(4)	Distribution and Servicing Plan for Class D Shares(22)
	(5)	Distribution and Servicing Plan for Administrative Class Shares(22)
	(6)	Distribution and Services Plan for Class R Shares(6)
	(7)	Form of Bank Fund Services Agreement(35)
	(8)	Form of Fund Services Agreement(35)
(n)		Eleventh Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated April 1, 2012(22)
(p)	(1)	Revised Code of Ethics for the Registrant(35)
	(2)	Revised Code of Ethics for PIMCO(35)
	(3)	Form of Code of Ethics for Research Affiliates, LLC(35)
	(4)	Revised Code of Ethics for PIMCO Investments LLC(35)
*		Power of Attorney(10)
**		Power of Attorney(34)

(1)	Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)	Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)	Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)	Filed with Post-Effective Amendment No. 153 on April 13, 2009, and incorporated by reference herein.
(5)	Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(6)	Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(7)	Filed with Post-Effective Amendment No. 165 on August 28, 2009, and incorporated by reference herein.
(8)	Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(9)	Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(10)	Filed with Post-Effective Amendment No. 177 on July 27, 2010, and incorporated by reference herein.
(11)	Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(12)	Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(13)	Filed with Post-Effective Amendment No. 183 on February 11, 2011, and incorporated by reference herein.
(14)	Filed with Amendment No. 243 on March 8, 2011, and incorporated by reference herein.
(15)	Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(16)	Filed with Post-Effective Amendment No. 191 on April 19, 2011, and incorporated by reference herein.
(17)	Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.

(18)	Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(19)	Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(20)	Filed with Post-Effective Amendment No. 222 on January 30, 2012, and incorporated by reference herein.
(21)	Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(22)	Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(23)	Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.
(24)	Filed with Post-Effective Amendment No. 230 on May 21, 2012, and incorporated by reference herein.
(25)	Filed with Amendment No. 304 on June 15, 2012, and incorporated by reference herein.
(26)	Filed with Post-Effective Amendment No. 236 on July 30, 2012, and incorporated by reference herein.
(27)	Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.
(28)	Filed with Post-Effective Amendment No. 243 on January 29, 2013, and incorporated by reference herein.
(29)	Filed with Post-Effective Amendment No. 245 on March 15, 2013, and incorporated by reference herein.
(30)	Filed with Post-Effective Amendment No. 246 on May 14, 2013, and incorporated by reference herein.
(31)	Filed with Post-Effective Amendment No. 248 on May 30, 2013, and incorporated by reference herein.
(32)	Filed with Post-Effective Amendment No. 249 on July 26, 2013, and incorporated by reference herein.
(33)	Filed with Post-Effective Amendment No. 253 on October 30, 2013, and incorporated by reference herein.
(34)	Filed with Post-Effective Amendment No. 255 on December 30, 2013, and incorporated by reference herein.
(35)	Filed with Post-Effective Amendment No. 257 on May 30, 2014, and incorporated by reference herein.
(36)	To be filed by amendment.

Item 29.	Persons Controlled by or Under Common Control with Registrant.

The Trust through the PIMCO CommodityRealReturn Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Global Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GMA Subsidiary”), a company organized under the laws of the Cayman Islands. The GMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS Short Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund IV Ltd. (“CPSS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPSS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS Short Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO TRENDS Managed Futures Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VIII, Ltd. (“MF Subsidiary”), a company organized under the laws of the Cayman Islands. The MF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO TRENDS Managed Futures Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Japan Fund I Ltd. (“Short-Term Floating NAV Subsidiary”), a company organized under the laws of the Cayman Islands. The Short-Term Floating NAV Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO ST Floating NAV III Subsidiary LLC (“Short-Term Floating NAV Subsidiary II”), a company organized under the laws of the state of Delaware. The Short-Term Floating NAV Subsidiary II’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO International Portfolio Subsidiary LLC (“International Subsidiary”), a company organized under the laws of the state of Delaware. The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.

Item 30.	Indemnification

Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 183 on February 11, 2011.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 31.	Business and Other Connections of the Investment Adviser

The directors and executive officers of PIMCO and their business and other connections are as follows:

Name	Business and Other Connections
Amey, Mike	Managing Director, PIMCO
Anderson, Joshua M.	Managing Director, PIMCO
Baker, Brian P.	Managing Director, PIMCO; Director, PIMCO Asia Pte Ltd. and PIMCO Asia Limited (Hong Kong).
Balls, Andrew Thomas	Managing Director and CIO Global, PIMCO
Benz II, William R.	Managing Director, PIMCO
Bhansali, Vineer	Managing Director, PIMCO
Blute, Ryan Patrick	Managing Director, PIMCO
Bodereau, Philippe	Managing Director, PIMCO
Bosomworth, Andrew	Managing Director, PIMCO
Bridwell, Jennifer S	Managing Director, PIMCO
Callin, Sabrina C.	Managing Director, PIMCO; Acting Head of PIMCO Advisory; and Vice President, StocksPLUS Management, Inc.
Cupps, Wendy W.	Managing Director, PIMCO
Dada, Suhail H.	Managing Director, PIMCO
Dawson, Craig A.	Managing Director, PIMCO; Director, PIMCO Europe Ltd.
De Leon, William G.	Managing Director, PIMCO
Devlin, Edward	Managing Director, PIMCO
Dialynas, Chris P.	Managing Director, PIMCO
Durham, Jennifer E.	Managing Director and Chief Compliance Officer, PIMCO. Chief Compliance Officer, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
Flattum, David C.	Managing Director, General Counsel, PIMCO. Chief Legal Officer, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
Gomez, Michael A.	Managing Director, PIMCO
Harris, Brent Richard	Managing Director and Executive Committee Member, PIMCO. Director and President, StocksPLUS Management, Inc. Trustee, Chairman and President of the Trust, PIMCO Variable Insurance Trust and PIMCO ETF Trust. Trustee, Chairman and Senior Vice President, PIMCO Equity Series and PIMCO Equity Series VIT. Director, PIMCO Luxembourg S.A. and PIMCO Luxembourg II

Name	Business and Other Connections
Hodge, Douglas M.	Managing Director and Chief Executive Officer, Elect, PIMCO. Trustee and Senior Vice President of the Trust, PIMCO Variable Insurance Trust, and PIMCO ETF Trust. Senior Vice President of PIMCO Equity Series and PIMCO Equity Series VIT. Director and Vice President, StocksPLUS Management Inc.; Director, PIMCO Europe Ltd., PIMCO Asia Pte Ltd., PIMCO Australia Pty Ltd, PIMCO Japan Ltd. and PIMCO Asia Limited (Hong Kong)
Holden, Brent L.	Managing Director, PIMCO
Horne, Jonathan Lane	Managing Director, PIMCO
Ivascyn, Daniel J.	Managing Director and Group Chief Investment Officer, PIMCO
Jacobs IV, Lew W.	Managing Director and President, PIMCO
Kiesel, Mark R.	Managing Director and CIO Global Credit, PIMCO
Louanges, Matthieu	Managing Director, PIMCO
Lown, David C.	Managing Director, PIMCO
Maisonneuve, Virginie	Managing Director and CIO Equities, PIMCO. Formerly Head of Global and International Equities/Director, North America at Schroders Plc.
Mariappa, Sudesh N.	Managing Director, PIMCO
Masanao, Tomoya	Managing Director, PIMCO
Mather, Scott A.	Managing Director and CIO U.S. Core Strategies, PIMCO
Matsui, Akinori	Managing Director, PIMCO
Mattu, Ravi K.	Managing Director, PIMCO. Formerly, Head of Research and Strategy, Citadel Securities.
McCulley, Paul A.	Managing Director and Chief Economist, PIMCO
Mead, Robert	Managing Director, PIMCO
Mewbourne, Curtis A.	Managing Director, PIMCO
Miller, John M.	Managing Director, PIMCO
Mittal, Mohit	Managing Director, PIMCO
Mogelof, Eric J.	Managing Director, PIMCO
Moore, James F.	Managing Director, PIMCO
Murata, Alfred T.	Managing Director, PIMCO
Ongaro, Douglas J.	Managing Director, PIMCO
Otterbein, Thomas J.	Managing Director, PIMCO
Pagani, Lorenzo P.	Managing Director, PIMCO
Parikh, Saumil H.	Managing Director, PIMCO
Ravano, Emanuele	Managing Director, PIMCO
Rodosky, Stephen A.	Managing Director, PIMCO
Schneider, Jerome M.	Managing Director, PIMCO
Short, Jonathan D.	Managing Director, PIMCO
Stracke, Christian	Managing Director, PIMCO
Strelow, Peter G.	Managing Director, PIMCO. Senior Vice President of the Trust, PIMCO Variable Insurance Trust and PIMCO ETF Trust. President of PIMCO Equity Series and PIMCO Equity Series VIT
Sutherland, Eric Michael	Managing Director, PIMCO; Head of Sales, PIMCO Investments. Formerly, Managing Director, Nuveen Investments
Thimons, Joshua	Managing Director, PIMCO
Vaden, Andrew Taylor	Managing Director, PIMCO
Wang, Qi	Managing Director, PIMCO
Whitten, Candice Stack	Managing Director, PIMCO
Wilson, Susan L.	Managing Director, PIMCO

Name	Business and Other Connections
Worah, Mihir P.	Managing Director and CIO Real Return and Asset Allocation, PIMCO
Young, Robert O.	Managing Director, PIMCO

The address of PIMCO is 650 Newport Center Drive, Newport Beach, CA 92660.

The directors and officers of Research Affiliates, LLC (“Research Affiliates”) and their business and other connections are as follows:

Name	Business and Other Connections
Arnott, Robert D.	Founder, Chairman, Chief Executive Officer
Hsu, Jason	Chief Investment Officer
Sherrerd, Katrina F.	Chief Operating Officer
Brightman, Christopher	Managing Director, Head of Investment Management
Hattesohl, Joseph	Chief Financial Officer
Harkins, Daniel M.	Chief Legal Officer
Larsen, Michael	Director, Global Head of Affiliate Relations
Li, Feifei	Director, Head of Research
Smith, Jeffrey	Chief Compliance Officer
West, John	Managing Director, GTAA Product Management
Wilson, Jeff	Director, Head of U.S. Institutional Group

The address of Research Affiliates, LLC is 620 Newport Center Drive, Newport Beach, California, 92660.

Item 32.	Principal Underwriter

(a)	PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.

(b)	The officers of the Distributor are:

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Short, Jonathan D.	Chairman	None
Sutherland, Eric M.	President	None
Martin, Colleen M.	Chief Financial Officer and Financial and Operations Principal	None
Froio, Richard F.	Chief Compliance Officer and Anti-Money Laundering Compliance Officer	None
Ratner, Joshua D.	Chief Legal Officer	Vice President – Senior Counsel and Secretary
Ongaro, Douglas J.	Senior Vice President	None
Wolf, Greggory S.	Vice President	Vice President
Plump, Steven B.	Vice President and Head of Business Management	None
Johnson, Eric D.	Vice President	Vice President
Harry, Seon L.	Vice President	None

*	The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.

Item 33.	Location of Accounts and Records

The account books and other documents required to be maintained by Registrant pursuant to Section 22(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania Ave., Kansas City, Missouri 64105, State Street Investment Manager Solutions, 46 Discovery, Suite 150, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, PA 19426, Boston Financial Data Services - Midwest, 330 W. 9th Street, Kansas City, Missouri 64105, Boston Financial Data Services, Inc., P.O. Box 55060, Boston, Massachusetts 02205-8050, Boston Financial Data Services, c/o Recall North America, 5 Beeman Road, Northborough, MA 01532, Boston Financial Data Services, c/o Iron Mountain, 175 Bearfoot Road, Northborough, MA 01532, Boston Financial Data Services, c/o Iron Mountain, 6119 Dermus, Kansas City, Missouri 64120, and Schick Databank, 2721 Michelle Drive, Tustin, California 92680.

Item 34.	Management Services

Not applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 29th day of September, 2014:

PIMCO FUNDS (Registrant)

By:
Brent R. Harris*, President

*By:	/s/ Douglas P. Dick
Douglas P. Dick
as attorney-in fact

*	Pursuant to power of attorney filed with Post-Effective Amendment No. 177 to Registration Statement No. 33-12113 on July 27, 2010.